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                                                                  EXHIBIT 10.41

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                   May 1, 1996

                                      among

                                  BizEd, Inc.,

                                       and

                             Allegro New Media, Inc.
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                            ASSET PURCHASE AGREEMENT

         Asset Purchase Agreement, dated as of May 1, 1996, among BizEd, Inc., a Connecticut corporation (the "Company"), and Allegro New Media, Inc., a Delaware corporation (the "Purchaser").

         WHEREAS, the Company has developed a business evaluation and analysis computer software application in the visual basic computer language as a template for use with Microsoft(R) Excel, with accompanying printed documentation, such application being entitled "Grow" ("Grow"); and

         WHEREAS, the Purchaser is a publisher of computer software products (the "Products") and the parties have agreed upon the sale to the Purchaser of all of the assets of the Company relating to Grow, on the terms set forth below,

         NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, it is hereby agreed as follows:

         1.       Sale and Transfer of Assets

         1. 1.    Assets to be Sold

         In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, the Company will sell, assign and deliver, free and clear of all Claims and Encumbrances, to Purchaser, and Purchaser will purchase from the Company at the Closing (as such term and certain other capitalized terms are defined in Section 10 hereof), subject to
Section 1.2 hereof, all of the tangible and intangible assets of the Company as the same may exist on the Closing Date relating to Grow (collectively the "Assets"), including without limitation the following:

         (a) all of the Company's rights to sell and distribute Grow and the good will associated therewith;

         (b) all of the Company's rights in any and all patents, trademarks, trade names and logos (including registrations and applications for registration of any of them) now or previously used by the Company in connection with Grow, including without limitation the registered patents and/or trademarks listed on
Schedule 4.14 to this Agreement, together with the good will of the business associated with such trademarks, trade names and logos;

         (c) all copyrights (including any registrations and applications for registration of those copyrights) relating to Grow, including but not limited to the copyrights listed on Schedule 4.14 hereto;

         (d) all past and current mailing lists and customer lists relating to Grow and all materials used for the development thereof;

         (e) all books, records, files and data and proprietary information relating to Grow;
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         (f) all intermediate and final software content and programs and source disks, master diskettes, program documentation tapes, manuals, forms, guides and other documentation and materials with respect thereto owned by the Company and copies of the foregoing which the Company has a right to copy but does not own, including without limitation the items described on Schedule 4.8 hereto,

         (g) all inventories of Grow, raw materials, work in process, finished products and supplies (collectively. the "Inventory") including any Inventory held at any location controlled by the Company and Inventory previously purchased and in transit to the Company at such locations;

         (h) all Grow-related goods or other products under research or development prior to or on the Closing Date (all of which shall be deemed to be included in Grow);

         (i) subject to the terms of Section 6.4 hereof, all of the rights of the Company under all licenses, orders, commitments, contracts, arrangements and other agreements relating to Grow, including without limitation (A) all purchase orders and (B) those items listed on Schedule 4.7 hereto (other than those agreements listed in Schedule 4.7 under the Section titled "Agreements Not Assumed") and the Company's right to receive payment for Grow or services rendered pursuant to or in connection therewith, to receive goods and services pursuant to, and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of, such contracts;

         (j) to the extent the same are transferable, all federal, state or local governmental or regulatory permits, licenses, approvals and franchises which are owned or have been received by the Company in connection with Grow (collectively, "Permits"), including without limitation Permits which are listed on Schedule 4.7 hereto;

         (k) all Grow-related goodwill of the Company and all other rights, properties and assets not otherwise described in this Agreement of any character whatsoever, wherever located, and not expressly excluded from the Assets by terms of this Agreement.

         1.2.     Assets Retained by the Company.

         The following assets of the Company (the "Excluded Assets") are being retained by the Company (and excluded from Section 1. 1.):

         (a) all rights of insurance coverage relating to the liabilities being retained by the Company after the Closing Date;

         (b) income tax records of the Company; provided, that Purchaser shall have reasonable access to such records for periods prior to the Closing Date to the extent Purchaser shall reasonably require such access;

         (c) minute and stock books of the Company; provided, that Purchaser shall have reasonable access to such records for periods prior to the Closing Date to the extent Purchaser shall reasonably


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require such access;

         (d) the agreements listed on Schedule 4.13 hereto and identified as "Agreements Not Assumed";

         (e) subject to Purchaser's rights hereunder, the rights of the Company under this Agreement and the proceeds payable to the Company hereunder;

         (f) all other assets of the Company not related to Grow; and

         (g) all other assets of the Company not described in Section 1.1 above.

         2.       Payment of Purchase Price.

         2.1.     Purchase Price

         In full consideration for the Assets to be transferred to Purchaser, subject to the terms and conditions of this Agreement, Purchaser shall pay to the Company or the Stockholder, as set forth below, the amounts as set forth below (the "Purchase Price"):

         (a) $81,250 in cash, payable to the Company at the Closing (as defined below);

         (b) $81,250 of shares of Common Stock, par value $.001 per share (the "Common Stock") of the Purchaser, valued based on the closing price per share of Common Stock on NASDAQ on the trading day prior to the date hereof, issuable at the Closing;

         (c) 2,500 shares of Common Stock, issuable at the Closing;

         (d) 2,500 shares of Common Stock, issuable upon the shipment of any version of Grow that is not a template for Microsoft(R) Excel;

         (e) $31,250 in cash, payable on December 31, 1997;

         (f) $31,250 of shares of Common Stock, valued based on the average closing price per share of Common Stock on NASDAQ for the ten (10) consecutive trading day period ending three (3) trading days prior to December 31, 1997, issuable on December 31,1997; and

         (g) ten percent (10%) of the net cash receipts of the Purchaser, after discounts, returns and allowances, of Grow in visual basic computer language as a template for use with Microsoft(R) Excel and Microsoft(R) Access, with accompanying printed documentation, payable by the Purchaser to the Company quarterly with respect to each calendar quarter ending after the date of the Agreement within forty-five days (45) after the end of each calendar quarter.



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         2.2      Allocation of Purchase Price.

         The Purchase Price shall be allocated as set forth on Schedule 2.2 hereto and all tax returns filed by the parties shall be consistent with such allocation. The Company and the Purchaser shall each file IRS Form 8594 in accordance with such allocation and consistent with one another and in accordance with applicable law and regulations.

         2.3.     No Assumption of Liabilities.

         The Purchaser shall not assume or have any liability for any liabilities or obligations of the Company, and the Company shall pay, perform and discharge all its liabilities and obligations which are not so assumed by Purchaser.

         2.4.     Reports and Audit.

         (c) Purchaser shall render to the Company within forth-five (45) days after the end of each March, June, September and December (each such period being hereinafter referred to as a "calendar quarter") during the term for which payments under Section 2. 1 (g) hereof are payable, a written account of all products subject thereto sold by Purchaser during the previous calendar quarter, and a calculation of the amounts due pursuant thereto, including sufficient data for the Company to verify the calculation. If no products subject to such payments have been sold by Purchaser during such calendar quarter, Purchaser shall been so report in writing to the Company within forty-five (45) days after the end of such calendar quarter.

         (d) Purchaser shall keep full, true and accurate books of accounts containing all particulars relating to sales, licenses, sublicenses and other activities of Purchaser which may be necessary for the purpose of ascertaining and verifying the amounts payable to the Company by Purchaser under Section 2.1(g) hereof. Said books and accounts shall be kept at Purchaser's principal place of business. At the Company's request, Purchaser shall permit an independent certified public accountant selected by the Company (except for one for whom Purchaser has a reasonable objection) to have access once each year during the regular business hours of Purchaser to such records to determine, for any calendar quarter prior to the date of such request, the correct report and/or payment made. Said certified public accountant shall be required to execute a reasonable confidentiality and non-disclosure agreement if requested by Purchaser.

         3.       The Closing.

         3.1.     Place and Date.

         The closing of the transactions provided for in Section I shall take place at the offices of Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753 (or at such other place as the parties may agree upon in writing), on May 1, 1996, or, if the conditions to close have not been fully met on such date, on the date which is two business days after the last of the conditions has


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been fulfilled (or waived by the party entitled to waive that condition). The closing is referred to in this agreement as the "Closing" and Date of the Closing as the "Closing Date".

         3.2.     Documents to be Delivered by the Company.

         At the Closing, the Company shall deliver to Purchaser the following:

         (a) such bills of sale, assignments or other instruments of transfer and assignment as shall be necessary to convey and vest in Purchaser title to all right, title and interest in and to all of the Assets free and clear of all Claims and Encumbrances. Simultaneously with such delivery the Company shall take such action as may be necessary or reasonably requested by Purchaser to place Purchaser in possession and control of the Assets;

         (b) a copy of resolutions of the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this agreement by the Company, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

         (c) if the Closing date is not the date hereof, the certificate referred to in Section 7.1(a);

         (d) the documents referred to in Section 7.1(f); and

         (e) the License Agreement between the Purchaser and the Company, substantially in the form attached hereto as Exhibit A (the "License Agreement").

         3.3.     Documents to be Delivered by Purchaser.

         At the Closing, Purchaser shall deliver to the Company (or, in the case of subsection 3.4(d), to Clifford J. Schorer, Jr. (the "Stockholder")), the following:

         (a) a copy of resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

         (b) the certificate referred to in Section 7.2(a);

         (c) the documents referred to in Section 7.2(b);

         (d) the Consulting Agreement between the Purchaser and Stockholder, substantially in the form attached hereto as Exhibit B (the "Consulting Agreement"); and

         (e) the License Agreement.




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         3.4.     Documents to be Delivered by Stockholder.

         At the Closing, Stockholder shall deliver to the Purchaser the Consulting Agreement.

         3.6.     Form of Documents.

         Unless specifically otherwise provided herein, all documents to be delivered pursuant to Section 3 by one party to the other party to this Agreement or any Affiliate thereof shall be in form and substance reasonably satisfactory to the other parties and their counsel.

         4.       Representations and Warranties of the Company.

         The Company hereby represents and warrants (and the Stockholder hereby represents and warrants with respect to the second sentence of Section 4.2 below) to the Purchaser as follows:

         4.1.     Organization and Authority.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

         4.2.     Authorization of Agreement.

         The Company has the power and authority to execute, deliver and perform its obligations under this Agreement. The Stockholder has the legal capacity to execute, deliver and perform his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         4.3.     No Conflicts.

         The execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated hereby: (i) do not and will not require the consent, waiver, approval, license, designation or authorization of, or declaration with, any person or public authority; (ii) do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or result in the creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the Assets pursuant to, or otherwise give rise to any liability or obligation under, any agreement, mortgage, deed of trust, indenture,


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license, permit or any other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or description to which the Company is a party or by which the Company or any of the Assets may be bound; and (iii) will not terminate or result in the termination of any such agreement or instrument, or in any way affect or violate the terms and conditions of, or result in he cancellation, modification, revocation or suspension of, any rights included in the Assets.

         4.4.     Conduct of Business.

         Except as disclosed on Schedule 4.4 hereto, since February 1, 1996, the Company has not (i) mortgaged, pledged or subjected to any lien or otherwise encumbered any of the Assets; (ii) waived, released or compromised any claims or rights of substantial value which otherwise would have been part of the Assets,
(iii) entered into any settlement, compromise or consent with respect to any claim, proceeding or investigation which otherwise would have been part of the Assets; (iv) sold, assigned, transferred, leased or otherwise disposed of any assets, tangible or intangible, or canceled any debts or claims which otherwise would have been part of the Assets; (v) made or announced any change in the terms, including but not limited to price, of the sale of any Grow-related goods or made or announced any change in the form or manner of distribution of Grow; or (vi) entered into any contract or commitment to do any of the foregoing.

         4.5.     Title to Purchased Assets.

         The Company has and on the Closing Date will convey to Purchaser good and marketable title to all of its real and valid title to all of the Assets free and clear of all Claims and Encumbrances. No instrument, easement, license or grant of record, applicable zoning or building law, ordinance or administrative regulation or other impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with or limit or impair, the use, operation, maintenance of, or access to, or the value of, any of the Assets. The Assets taken as a whole constitute all of the properties and assets used or held in conjunction with Grow and are sufficient and adequate to market and sell Grow in accordance with the most current standards established by customers, suppliers and any governmental entities. All of the Assets are located in the State of Connecticut.

         4.6.     Personal Property.

         Schedule 4.6 hereto sets forth true and complete list of all items of personal property owned by the Company included in the Assets. Such items are in a state of good working condition and repair, normal wear and tear excepted, and are adequate and appropriate for the selling and marketing of Grow.

         4.7.     Contracts.

         (a) Except as disclosed in Schedule 4.7 hereto, the Company is not a party to or bound by any oral or written contracts, obligations, commitments or understandings relating to Grow, including without limitation any:



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         (i) contract, commitment or arrangement involving, in any one case,
$1,000 or more,

         (ii) contract, commitment or arrangement relating to production, manufacturing, sale, licensing or distribution.

         (iii) contract, commitment or arrangement relating to research or development;

         (iv) contract with a term of, or requiring performance, more than six months from its date;

         (v) commitment, contract or arrangement which is not terminable upon notice of 30 days or less without penalty, cost or liability to the Company or, after the Closing Date, to the Purchaser;

         (vi) lease or lease purchase agreement, mortgage, conditional sale or title retention agreement, indenture, security agreement, credit agreement, pledge or option with respect to any property, real or personal (tangible or intangible), in any capacity;

         (vii) commitment, contract or arrangement for the purchase or use of services, materials, supplies, inventory, machinery or equipment;

         (viii) commitment, contract or arrangements for the sale or use of Grow;

         (ix) employment, consulting or independent contractor agreement, contract, commitment or arrangement;

         (x) contract, agreement, commitment or arrangement with any labor union or other collective bargaining group;

         (xi) bonus, pension, savings, welfare, profit sharing, stock option, retirement, severance, commission, executive compensation, hospitalization insurance or similar plan providing for employee benefits or any other arrangement providing for benefits for any former or current employees or for the remuneration, direct or indirect, of the Company's directors, officers or employees;

         (xii) note, loan, credit or financing agreement or other contract for money borrowed, and all related security agreements and collateral documents, including any agreement for any commitment for future loans, credit or financing;

         (xiii) guarantee;

         (xiv) contract, commitment or arrangement regarding any capital expenditures;

         (xv) agency (sales or otherwise), distribution or brokerage (including, without limitation, any brokerage or finder's agreement or arrangement with respect to any of the transactions contemplated by this Agreement) contract, commitment or arrangement;


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         (xvi) contract with investment bankers, accountants, attorneys, consultants or other independent contractors;

         (xvii) contract with any director or officer of the Company or any Affiliate of such person;

         (xviii) contract, commitment or arrangement which would restrain the Purchaser or any Affiliate of the Purchaser from engaging or competing in any business or to maintain the confidentiality of any matter,

         (xix) contract, commitment or arrangement not made in the ordinary course of business of the Business: or

         (xx) license, permit, franchise or royalty agreement.

         (b) The Company has delivered to the Purchaser correct and complete copies of all of the contracts, agreements and other documents required to be listed in Schedule 4.7 hereto and all amendments thereto and waivers granted thereunder (all such contracts, agreements and other documents, except any of such listed under "Agreements not Assumed" on Schedule 4.7 hereto are sometimes hereinafter referred to as the "Assigned Contracts"). The rights and interests of the Company in all Assigned Contracts may be assigned to the Purchaser without the consent of any other person, except as specifically disclosed on
Schedule 4.7 hereto, and at the Closing the Purchaser will acquire all such rights and interests. The Company enjoys good working relationships under all Assigned Contracts, and no unresolved disputes are pending or, to the best of the Company's knowledge, threatened, under or in respect of any such Assigned Contracts. The prices to be received or paid by the Company under all Assigned Contracts with its customers and others have been determined in accordance with the Company's established pricing policies. The Company has no contracts relating to Grow with the United States Government.

         (c) Except as set forth on Schedule 4.7 hereto, all Assigned Contracts described in Schedule 4.7 hereto are valid and effective in accordance with their respective terms, and there is not, under any of such contracts, agreements or other documents, any existing default by the Company or, to the Company's knowledge, by any other party, or any event which with notice, lapse of time, or both, would constitute a default thereunder.

         4.8.     Intellectual Property.

         Schedule 4.8 hereto sets forth a true and complete list of all of the Company's trademarks, trade names, copyrights, patents and similar rights, and any applications with respect thereto used by the Company in whole or in part for the conduct of its Grow-related business as now conducted (the "Intellectual Property"). All the Intellectual Property is owned by the Company free and clear of any and all licenses, liens, claims security interests, charges or other encumbrances or restrictions of any kind, no licenses for the use of any of such Intellectual Property have been granted by the Company to any third parties and, except as set forth on Schedule 4.8 thereto, the Company does not license any such


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Intellectual Property from others. All of such rights are valid, are adequate and appropriate for Grow-related business as now conducted. All of such rights will be acquired by Purchaser at the Closing, and the transfer of such rights to, and use by Purchaser will not require the consent of any other person. Grow does not infringe in any way on or conflict with any registered or unregistered patent, trademark, trade name, copyright, license or other right, of any Person. No claim is pending or threatened or has been made within the past five (5) years, to the effect that any such infringement or conflict has occurred.

         4.9.     Customer and Supplier Relations.

         Attached as Exhibit 4.9 hereto is a complete and correct list of all current customers for Grow showing the sales to each for the fiscal year ended December 31, 1995 and the period ended March 1, 1996 and of all suppliers whose Grow-related sales to the Company amounted to more than $10,000 during either such period, showing the sales of each to the Company. Neither the Company nor the Stockholder has any knowledge that any customer or supplier or group of related customers or suppliers have terminated or expects to terminate a material portion of its normal business with the Company. Except as disclosed in
Schedule 4.9 hereto, no director, officer or Affiliate of the Company has any direct or indirect interest, either by way of stock ownership or otherwise, in any firm, corporation, association or business enterprise, which competes with, is a supplier or customer of, or is a distributor or sales agent for, or is a party to any contract with the Company.

         4.10.    Litigation; Compliance.

         (a) Except as disclosed in Schedule 4.10 hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations pending or threatened against, by or affecting the Company (or, to the best of the Company's knowledge, any basis therefore) in which, individually or in the aggregate, an unfavorable determination could materially affect the Grow-related business or its prospects, earnings or condition (financial or otherwise) or any of the Assets or result in any material liability on the part of the Purchaser or prevent or impair the execution, delivery or performance of this Agreement or any of the transactions or events contemplated hereby or could declare this Agreement unlawful or cause the rescission of any of the transactions hereunder or require Purchaser to divest itself of any part of the Assets to be acquired pursuant hereto, nor has any such action, suit, proceeding, arbitration or governmental investigation been pending within the two years prior to the date hereof. The Company has not been charged with or received notice of any violation of any applicable federal, state, local or foreign law, rule, regulation, ordinance, order or decree relating to the Assets, or the operation of the Grow-related business, and the Company is not aware of any threatened claim of such violation (including any investigation) or any basis therefor. The Company has made available to Purchaser its files containing all customers complaints received during the five year period prior to the date of this Agreement and all insurance claims made by the Company within the last two years.

         (b) To the best knowledge of the Company and the Stockholder, the Company has complied and is in compliance in all material respects with all laws, rules, regulations, ordinances, orders, decrees, writs, injunctions, or other governmental restrictions applicable to the Assets. The Company has furnished to Purchaser copies of all correspondence between it and any governmental agencies during


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the previous three years.

         (c) To the best knowledge of the Company and the Stockholder, the Company has all governmental licenses, permits, approvals or other authorizations required for the conduct of the Grow-related business as now conducted, all of which are in full force and effect and all of which are listed on Schedule 4.10 hereto; there is no action or proceeding pending or, to the knowledge of the Company, threatened, to terminate rights under any such governmental licenses, permits or authorizations, and except as disclosed on
Schedule 4.10 hereto, at the Closing the Purchaser will acquire all of the rights of Seller under such licenses, permits, approvals and authorizations.

         4.11.    Brokers, Finders, etc.

         The Company has employed no finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         4.12.    Disclosure.

         (a) No representation or warranty by the Company and no statement or certificate furnished or to be furnished by or on behalf of the Company to Purchaser or its agents pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary to provide a prospective purchaser of the Assets with proper information as to the Company and its affairs. There is to the best of the Company's knowledge no fact which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, prospects, condition (financial or otherwise), affairs or operations of the Grow-related business which has not been set forth herein.

         (b) As used in this Section 4 and elsewhere in this Agreement the term "to the best of the Company's knowledge" means the actual knowledge of any officer of the Company.

         4.13.    Assets of Stockholder.

         The total assets or sales of the Stockholder and all other persons or entities aggregated with him for purposes of determining total assets under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act") do not equal or exceed $100 million.

         5.       Representations and Warranties of Purchaser.

         The Purchaser represents and warrants to the Company as follows:

         5.1.     Corporate Status.

         The Purchaser is a corporation duly organized, validly existing and in good standing under the


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laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted.

         5.2      Authority for Agreements.

         The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes the valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

         5.3.     No Conflicts.

         The execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated hereby by the Purchaser:
(i) do not and will not require the consent, waiver, approval, license, designation or authorization of, or declaration with, any person or public authority; and (ii) do not and will not with or without the giving, of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or result in the creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the Assets pursuant to, or otherwise give rise to any liability or obligation under, any agreement, mortgage, deed of trust, indenture, license, permit or any other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or description to which the Purchaser is a party or by which the Purchaser may be bound.

         5.4.     Assets of the Purchaser.

         The total assets or sales of the Purchaser and all other persons or entities aggregated with it for purposes of determining total asset under the HSR Act do not equal or exceed $100 million.

         6.       Covenants.

         6.1.     Operation of Business; Conduct Pending Closing.

         (a) From the date hereof until the Closing Date the Company shall operate the Grow-related business in the ordinary course and in a manner consistent with past practice. The Company shall use all reasonable efforts to maintain and preserve the Grow-related business' present business organization, keep available to the Company the services of its employees and preserve its relationship with customers, suppliers and others having, business dealings with it and the Company will:

         (i) maintain the Assets in good operating condition and repair, except for ordinary wear and


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tear and damage by unavoidable casualty;

         (ii) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it,

         (iii) perform in all material respects all of its obligations under agreements, contracts, licenses and instruments relating to or affecting its properties, assets and business;

         (iv) maintain its books of account and records in the usual, regular and ordinary manner;

         (v) promptly notify Purchaser in writing of, and furnish any information that Purchaser reasonably may request with respect to the occurrence of any event or the existence of any state of facts (whether or not permitted by the provisions of this Agreement) that would result in any of the Company's representations and warranties not being true as of the Closing Date;

         (vi) not (i) incur any extraordinary expense or become a party to or become obligated by any contract, commitment or agreement for the sale, lease or other disposition of a material part of its assets or which would be required to be listed on Schedule 4.7. hereto; or

         (vii) not enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, except settlements made by insurers.

         (b) Company and Purchaser shall each use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transaction contemplated by this Agreement.

         6.2.     Access to Information; Confidentiality.

         Prior to the Closing, Purchaser may make such investigation of the Grow-related business as Purchaser may desire and the Company shall give to Purchaser and its counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing access to the assets, books, commitments, agreements, records and files of the Company and the Company shall furnish to Purchaser during that period all documents and copies of documents (certified as true and complete if requested) and information concerning the business and affairs of the Company relating to the Grow-related business as the Purchaser may reasonably request. The Purchaser shall hold, and cause its representatives to hold, all such information and documents confidential pending the Closing and, if the purchase and sale contemplated by this Agreement is not consummated for any reason, shall return to the Company all such information and documents and any copies as soon as practicable. The Company and Stockholder shall keep confidential and will not use or disclose to others any secret processes, inventions, formulae, methods, plans, drawings, proprietary information or knowhow used or usable in connection with the Grow-related business.

         6.3.    Notice of Impairment.

         Each party hereto shall promptly advise the other parties hereto of any event (other than one generally known to the public) that is likely to materially impair the such party's ability to perform its obligations under this Agreement.

         6.4.     Consents.

         This Agreement shall not constitute an agreement to assign any interest in any instrument, contract, lease, permit or other agreement or arrangement of the Company or any claim, right or benefit arising thereunder or resulting, therefrom, if an assignment without the consent of a third party would constitute a breach or violation thereof or adversely affect the rights of the Purchaser or the Company thereunder. If a consent of a third party which is required in order to assign any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, which consent the Company shall use its best efforts to obtain prior to the Closing, is not obtained prior to the Closing, or if an attempted assignment would be ineffective or would adversely affect the ability of the Company to convey its interest to the Purchaser, the Company will cooperate with the Purchaser to provide that the Purchaser shall receive the Company's interest in the benefits under any such instrument, contract, lease, permit or other agreement or arrangement; and any transfer or assignment to the Purchaser by the Company of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained.

         6.5.     Expenses.

         Purchaser, the Company and the Stockholder shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

         6.6.     Sales Taxes.

         The Company shall pay all state or local sales or use taxes payable in connection with the sale of the Assets pursuant to this Agreement.

         6.7.     Employees.

         The Purchaser shall not be responsible for the payment of any obligations whatsoever of the Company to any of the Company's employees or former employees.

         6.8.     Further Assurances.

         At any time and from time to time after the Closing, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transfer of assets and assumption of liabilities contemplated by this Agreement.

         6.9.     Disclosure of Information

         (a) The Company and the Stockholder shall keep confidential and not divulge to any Person any of the Purchaser's confidential information and business secrets including, but not limited to, confidential information and business secrets relating to such matters as the Purchaser's finances and operations, the materials, processes, plans, designs, models, apparatus, equipment and formulae used in the Purchaser's operations, the names of the Purchaser's customers and their requirements and the names of the Purchaser's suppliers, illustrators, photographers and authors. All of the Purchaser's confidential information and business secrets as well as any inventions, improvements or techniques which the Shareholder discovers, invents or perfects and which may be used in the production or distribution of any Grow-related product of a type sold or distributed by the Purchaser shall be sole and exclusive property of the Purchaser.

         (b) The Company and the Stockholder shall not either for any of their own account or for any Person solicit, interfere with, or endeavor to cause any employee of the Purchaser to leave his employment or induce or attempt to induce any such employee to breach his employment agreement with the Purchaser.

         (c) The Company and the Stockholder agree that in the event one or more of them violate the provisions of subsections (a) and (b) of this Section 6.9, the running of the time period for the provisions so violated shall be automatically, extended for a period of one year from the date he or it, as the case may be, permanently ceases such violation or for a period of one year from the date of the entry by a court of competent jurisdiction of a final order or judgment enforcing such provisions, or for the full time period specified in such provisions, whichever time period is later.

         In the event of a breach or threatened breach by the Company or the Stockholder of the provisions of this subsection 6.9., the Purchaser shall be entitled to an injunction restraining the Company and the Stockholder from disclosing, in whole or in part, confidential information described herein, or from rendering any services to any Person to whom such confidential information has been disclosed, or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Purchaser from pursuing any other remedies available to it for such breach or threatened breach including the recovery of damages from the Company or the Stockholder. The covenants in this subsection
6.9. shall run in favor of the Purchaser and its successors and assigns and shall survive the termination of this Agreement.

         6.10.    Piggyback Registration Rights.

         (a) At any time, if the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company of any class of equity security similar to any Registerable Securities (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of the Company), then the Company shall give written notice of such proposed filing to the holders of Registerable Securities at least 30 days before the anticipated filing date, and such notice shall offer such holders the opportunity to register such aggregate number of Registerable Securities as each such holder may request. The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit, within 25 days of the giving of the written notice provided for in the immediately preceding sentence, the holders of Registerable Securities requested to be included in the registration to include such securities in such underwritten offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding anything to the contrary in the foregoing, if the managing underwriter or underwriters of such offering (or, in the case of an offering not being underwritten, the Company) delivers a written opinion (or, in the case of the Company, a resolution of its Board of Directors certified by the President of the Company) to the holders of Registerable Securities that the total amount and kind of securities which they, the Company and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of holders of Registerable Securities and persons other than the Company shall be eliminated or reduced pro rata (based on the amount of securities owned which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters in its written opinion (or the Board of Directors in its resolution). For purposes of this Section 6.10. the term "Registerable Securities" shall mean the Company's common stock, par value $.001 per share (the "Common Stock"), which is
(i) acquired by Seller pursuant to this Agreement, including in each case any shares received in connection with any stock split, stock divided, recapitalization, reclassification or other distribution payable or issuable in shares of Common Stock.

         (b) The Company may require each seller of Registerable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing. Seller agrees, and each other holder of Registerable Securities will be required, in its request to register securities pursuant to this Agreement, to agree, that, upon receipt of any notice from the Company of the happening of any event material to the Company, such holder will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and until it has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registerable Securities current at the time of receipt of such notice.

         (c) All expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation, all registration and filing fees of the Commission, the National Association of Securities Dealers Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on any securities exchange and fees and disbursements of counsel for the Company and the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the company in connection with such registration. and the fees and expenses of any other person retained by the company (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the holders of Registerable Securities (or the agents who act on their behalf) unless reimbursement is specifically approved by the Company) will be borne by the Company. All such expenses are herein called "Registration Expenses".

         (d) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registerable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act), and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such holder furnished in writing to the Company by such holder expressly for use therein.

         (e) In connection with any registration statement in which a holder of Registerable Securities is participating, each such holder will be required to furnish to the Company in writing such information with respect to such holder as the Company reasonably requests for use in connection with any such registration statement or prospectus, and each Purchaser agrees to the extent it is such a holder, and each other such holder will be required to agree, to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company and each person who controls the Company (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and expenses of investigation) incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such holder furnished in writing to the Company expressly for use therein.

         (f) Promptly after receipt by an indemnified party under this Section
6.10 of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party (x) hereunder, unless the indemnifying party is actually prejudiced thereby or (y) otherwise than under this Section 6.10. In case any such action, suit or proceeding shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party and the payment of all expenses. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

         6.11.    Right of First Refusal.

         From and after the date of this Agreement, the Company shall not market, sell, or in any other way commercially exploit any computer software products relating to small office or home office businesses unless and until the Company shall first offer to the Purchaser the right to so market, sell or otherwise commercially exploit such computer software. In this connection, the Company shall furnish to the Purchaser in writing the terms and conditions of any bona fide proposed transaction involving any such marketing, sale or other commercial exploitation (the "Terms Notice"). The Purchaser shall have the right, exercisable within thirty (30) days of the date of its receipt of the Terms Notice, to exercise this right of first refusal by delivering written notice of such exercise to the Company. The consummation of any such transaction shall take place within one hundred twenty (120) days thereafter. In the event that the Purchaser does not exercise this right of first refusal by delivering such written notice to the Company within such thirty (30) day period, then the Company shall be free to engage in such proposed transaction on the terms and conditions set forth in the Terms Notice. Any subsequent transaction, or any transaction which is not entirely consistent with the terms and conditions set forth in the Terms Notice, shall again be subject to the right of first refusal hereinabove set forth.

         7.       Conditions Precedent.

         7.1.     Conditions to Obligations of the Purchaser.

         The obligation of the Purchaser to pay the Purchase Price to the Company and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by the Purchaser) at or prior to the Closing, of the following additional conditions, which the Company agrees to use its best efforts to cause to be fulfilled:

         (a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Section 4 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; the Company shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and the Company shall have delivered to Purchaser a certificate dated the Closing Date, and signed by its Chairman or President and by its chief financial officer, to the effect set forth above in this section 7.1.(a).

         (b) Consents. Any required consent to the sale or transfer of the Assets under any agreement or contract shall have been obtained.

         (c) Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the Assets.

         (d) Payments of Transfer and Recording Taxes. The Company shall have paid all transfer and recording taxes (including without limitation any applicable real estate recording taxes) in connection with the sale of the Assets from the Company to the Purchaser.

         (e) U.C.C. and Lien Search. The Purchaser shall have received (at its expense) copies of a report of a Uniform Commercial Code search and tax and judgment lien search in the State of Connecticut, searching the relevant names of or used by the Company reasonably satisfactory in form and substance to the Purchaser.

         (f) Proceedings and Documentation. All corporate and other proceedings of the Company in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the Purchaser and the Purchaser's counsel, and the Purchaser and the Purchaser's counsel shall have receive all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Company is entitled and as may be reasonably requested.

         (g) Property Loss. No portion of the Assets shall, after the date hereof and before the Closing Date, have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to the Purchaser through the proceeds of applicable insurance or condemnation award.

         (h) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (i) necessary to enable the Purchaser to fully utilize the Assets as contemplated from and after the Closing shall have been obtained and be in full force and effect, including licenses, permits consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies held in the name or on behalf of the Company but under which the Purchaser may legally continue to conduct such business or (ii) necessary for the consummation of the transactions contemplated hereby, shall have been obtained. Consents by the other parties to each contract constituting part of the Assets to the assignment to and assumption thereof by the Purchaser shall have been obtained.

         7.2.     Conditions to Obligations of the Company.

         The obligation of the Company to deliver the bills of sale, assignments, endorsements and other instruments of transfer relating to the Assets and to satisfy the Company's other obligations hereunder shall be subject to the fulfillment, on or prior to the Closing Date (or waiver by the Company), of the following conditions, which Purchaser agrees to use its best efforts to cause to be fulfilled.

         (a) Representations, Performance, etc. If the Closing Date is not the date hereof, the representations and warranties of the Purchaser contained in
Section 5 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of such time; the Purchaser shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and the Purchaser shall have delivered to the Company a certificate dated the Closing Date, and signed by its President or any Vice President and by its chief financial officer to the effect set forth above in this Section 7.2.(a)

         (b) Proceedings and Documentation. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Company and Company's counsel, and the Company and Company's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Company is entitled and as may be reasonably requested.

         8.       Termination.

         (a) This Agreement may be terminated at any time prior to the Closing
Date:

         (i) by mutual consent of the parties hereto.

         (ii) by the Purchaser by notice to the Company (A) if any of the conditions set forth in Section 7.1 hereof shall not, or it becomes apparent that any of such conditions will not, have been fulfilled by May 15, 1996, or
(B) if any material default under or material breach of any agreement or condition of this Agreement, or any material misrepresentation or material breach of any warranty contained herein, on the part of the Company shall have occurred and shall not have been cured; or

         (iii) by the Company by notice to the Purchaser, (A) if any of the conditions set forth in Section 7.2 hereof shall not, or it becomes apparent that any of such conditions will not, have been fulfilled by May 15, 1996, or
(B) if any material default under or material breach of any agreement or condition of this Agreement, or any material misrepresentation or material breach of any warranty contained herein, on the part of the Purchaser shall have occurred and shall not have been cured.

         (b) In the event of the termination of this Agreement pursuant to the provisions of Section 9(a) hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders in respect of this Agreement, except as specified in
Section 11.1 hereof and except that nothing herein shall limit the right of either party to seek damages from the other for willful breach of this Agreement.

         10.      Definition of Certain Terms.

         (a) Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles, consistently applied.

         (b) In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Affiliate: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement:  this Asset Purchase Agreement

         Assets:  as defined in Section 1.1.

         Assigned Contracts: as defined in Section 4.13.

         Claims and Encumbrances: liens, mortgages, security interests, pledges, charges, agreements, restrictions, easements, claims, defects in title and encumbrances of any kind or description.

         Closing: as defined in Section 3.1.

         Closing Date: as defined in Section 3.1.

         Company: as defined in the Preamble to this Agreement.

         Code: the Internal Revenue Code of 1986, as amended.

         Consulting Agreement: as defined in Section 3.3.

         Excluded Assets: as defined in Section 1.2.

         Indemnified Party: as defined in Section 11.1.

         Indemnifying Party: as defined in Section 11.1.

         Intellectual Property: as defined in Section 4.8.

         Inventory: as defined in Section 1.1.

         Permits: as defined in Section 1.1.

         Person: any natural person, firm, partnership, association, corporation, trust, public body or governmental entity.

         Purchaser: as defined in the Preamble to this Agreement.

         Stockholder: as defined in Section 3.3.

         11.       Indemnification, Survival.

         11.1      Indemnification.

         (a) From and after the Closing, the Company will indemnify the Purchaser, its officers, directors and stockholders, against, and hold the Purchaser, its officers, directors and stockholders, harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of, subject to Sections 11.2 and 11.3 hereof, (i) any misrepresentation or breach of any warranty or agreement made by the Company herein, (ii) any obligation, debt or liability of the Company to the extent that the same is not expressly assumed herein by Purchaser, (iii) the ownership of the Assets and operation of the Company's business on or prior to the Closing Date, or (iv) failure to comply with any applicable bulk transfer laws.

         (b) The Purchaser will indemnify the Company, its officers, directors and stockholders, against, and hold the Company, its officers, directors and stockholders, harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of, subject to Sections 11.2 and 11.3 hereof, (i) the material breach or default of any representation, warranty or agreement made by the Purchaser herein, or (ii) without limiting the provisions of Section 2.3 (including the limitations and exclusions contained therein), the ownership of the Assets and operation of the Business from and after the Closing Date.

          (c) Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party becomes aware of any claim by a third party for which indemnification is available hereunder, the delivery of which notice shall require the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense, and provided further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is irreparably damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Notwithstanding the foregoing, the Indemnified Party shall have the right at all times to take over and assume control of the defense, settlement, negotiations or lawsuit relating to any claim or demand, provided, however, that if the Indemnified Party does so take over and assume control, the amount of the indemnity by the Indemnifying Party shall be limited to the amount which the Indemnifying Party has immediately prior to such time indicated it would be willing to pay to adjust and settle such claim or demand. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion, and all costs and expenses relating thereto (including without limitation legal fees and expenses) shall be borne by the Indemnifying Party. In any event, the Company, the Stockholder and the Purchaser shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

          11.2.     Time and Manner of Claims.

          The Purchaser, on one hand, the Company and the Stockholder, on the other hand, shall be liable for damages arising from its or his material misrepresentations or material breaches of its or his representations and warranties only to the extent that notice of a claim therefor is asserted by the other in writing and delivered. Any notice of a claim by reason of any of the representations and warranties contained in this Agreement shall state the representation or warranty with respect to which the claim is asserted. The representations, warranties, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of such parties,


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
and the completion of the transactions contemplated herein.

          11.3      Offset Procedures.

          In the event that the Purchaser has a claim against the Company arising under Section 11.1 of this Agreement, regardless of whether such claim or any portion thereof is a Matured Claim or a Contingent Claim (as hereinafter defined), the Purchaser shall be entitled to offset the entire amount of such claim against any amounts due to the Company hereunder or under the License Agreement to the Stockholder pursuant to the Consulting Agreement. Such right of offset shall be exercised in the following manner:

          (a) The Purchaser shall first send to the Company or the Stockholder a notice (the "Offset Notice") specifying the amount of the Purchaser's claim, specifying whether or the extent to which such claim is mature, non-contingent and fixed in amount (a "Matured Claim") or not yet matured, contingent or not fixed in amount (a "Contingent Claim"; Matured or Contingent Claims being herein generally called "Claims"), indemnifying, to the extent applicable, the provisions hereof asserted to give rise to the Claim and briefly identifying the facts which constitute the basis of such obligation or Claim.

          (b) Within thirty (30) days after the Purchaser delivers the Offset Notice to the Company or the Stockholder, the Company or the Stockholder shall deliver to the Purchaser a written notice (the "Dispute Notice") identifying in reasonable detail which Claims, or parts thereof, the Company or the Stockholder questions in good faith or does not question in good faith, as the case may be, and the reasons therefor. If within thirty (30) days after giving the Offset Notice, the Purchaser does not receive a dispute Notice from the Company or the Stockholder, the Purchaser shall be entitled to offset the amount of any such Claim against payments due from the Purchaser to the Company hereunder or under the License Agreement or to the Stockholder pursuant to the Consulting Agreement, in any order that the Purchaser may determine in its sole discretion, provided, that if such Claim is later defeated, defensed, settled or otherwise resolved for a cost to the Purchaser (the "Claim Resolution Amount") which is less than the amount offset with respect to such Claim. then the Purchaser shall promptly remit to the Company or the Stockholder, as the case may be, the amount of the difference between the aggregate amount of such offset and the Claim Resolution Amount.

          (c) If within thirty (30) days after giving the Offset Notice, the Purchaser receives a Dispute Notice from the Stockholder, then (i) with respect to any portion of a Claim not questioned, the provisions of subsection (b) above shall apply, and (ii) with respect to any portion of a Claim questioned, the Purchaser shall be entitled to provisionally offset the amount thereof against payments due from the Purchaser to the Company hereunder or under the License Agreement or to the Stockholder pursuant to the Consulting Agreement, in any order that the Purchaser may determine in its sole discretion, by holding any such amount separate from its other assets in any interest-bearing escrow account.

         (d) Any amounts questioned and held separate from its other assets by the Purchaser pursuant to subsection (c)(ii) shall be so separated from such other assets at the time such amount is otherwise due to the Company under this Agreement or under the License Agreement or to the Stockholder pursuant to the Consulting Agreement, and so held until the Claim in respect thereof is resolved by agreement of the parties or an order of a court of competent jurisdiction directs payment of the disputed amount.

          (e) Upon resolution of a Claim in accordance with the provisions of subsection (d), any cash amount which has been retained and held separate pursuant to subsection (c)(ii) shall thereupon be promptly delivered by the Purchaser to the Company or the Stockholder, as the case may be, to the extent required in accordance with the terms of the resolution of such Claim, and to the extent not so required to be so paid over to the Company or the Stockholder shall be retained by the Purchaser in settlement of its Claim, and all interest or other income, if any, which has been earned with respect to any such cash amount shall be allocated between the Company or the Stockholder, on one hand, the Purchaser, on the other hand, in proportion to their respective entitlements to such sum. The Purchaser, on one hand, and the Company and the Stockholder, on the other hand, shall have no other responsibility or liability to account for any interest with respect to any amount so withheld or otherwise with respect to any claim.

          12.       General.

          12.1      Consent to Jurisdiction and Waivers.

          The Company and the Stockholder irrevocably consent that any legal action or proceeding against it or him under, arising out of or in any manner relating to, this Agreement, the License Agreement or the Consulting Agreement, of or any other document delivered in connection herewith, may be brought in any court of the State of New York located within the Southern of or Eastern District of New York of or in the United States District Court for the Southern of or Eastern District of New York. The Company and the Stockholder by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action of or proceeding. The Company and the Stockholder further irrevocably consent to the service of any complaint, summons, notice of or other process relating to any such action of or proceeding by delivery thereof to it by hand of or by any other manner provided for in Section 12.4. The Company and the Stockholder hereby expressly and irrevocable waive any claim of or defense in any such action of or proceeding based on any alleged lack of personal jurisdiction, improper venue of or forum non conveniens of or any similar basis. Nothing in this Section 12.1 shall affect of or impair in any manner of or to any extent the right of the Purchaser to commence legal proceedings of or otherwise proceed against the Company and/of or the Stockholder in any jurisdiction of or to serve process in any manner permitted by law. The Company and the Stockholder hereby waive their rights, if any, to trial by jury.

          12.2      Expenses.

          Subject to the terms of Section 11 hereof, each of the parties hereto shall bear its own expenses, costs and fees (including attorneys' and auditors' fees and expenses) in connection with the transactions contemplated hereby, including the preparation and execution of this Agreement and compliance herewith, whether of or not the transactions contemplated hereby shall be consummated. All such expenses, costs and fees to be borne by the Company shall be the obligation of the Company and shall not be assumed by Purchaser nor reduce the Assets being transferred hereunder.

          12.3      Severability.

          If any provision of this Agreement, and, in particular, if any provision of the covenant not to compete, shall be held of or deemed to be of or shall, in fact, be inoperative of or unenforceable as applied in any particular case because it conflicts with any other provision of or provisions hereof of or any constitution of or statute of or rule of public policy, of or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative of or unenforceable in any other case of or circumstance, of or of rendering any other provision of or provisions herein contained invalid, inoperative, of or unenforceable to any extent whatever. The invalidity of any one of or more phrases, sentences, clauses, sections, of or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          12.4.     Notices.

         All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally of or sent by registered of or certified mail (return receipt requested), postage prepaid, or by nationally recognized overnight courier service or by facsimile transmission electronically confirmed during normal business hours, (i) if to Purchaser at 16 Passaic Avenue, #6, Fairfield, New Jersey 07004, Fax No.: (201) 808-2645. Attn..: Barry A. Cinnamon. with a copy to Blau, Kramer, Wactlar & Lieberman, P.C., at 100 Jericho Quadrangle, Suite 225, Jericho, New York 11753
Attn.: Neil M. Kaufman, Esq., Fax No.: (516) 822-4824; and (ii) if to the Company or the Stockholder at 7 Riverville Road, Greenwich, Connecticut 06831, Fax No.: (203) 531-8298, of or, in each case, at such other address as may be specified in writing to the other parties.

          12.5.     Waiver.

         All the parties hereto may waive compliance by any party with any of the provisions of this Agreement. No waiver of any provisions shall be construed as a waiver of any other provision. Any waiver must be in writing.

          12.6.     Amendment.

          This Agreement may not be amended except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

          12.7.     Publicity.

          Neither the Purchaser, the Company nor the Stockholder shall issue any press release of or public announcement of any kind concerning the transactions contemplated by this Agreement without consulting with the other parties hereto; provided, however, that the Purchaser shall be permitted without prior consultation with the Company of or the Stockholder to issue such announcements in each case as may be required by applicable law of or stock exchange of or securities self-regulatory organization rules of or regulations applicable to the Purchaser, and the Company and the Stockholder will cooperate with the Purchaser in furnishing any documents of or information necessary in connection therewith.

           12.8.    Joint and Several Obligations.

           All representations, warranties, covenants and agreements of the Company and/of or the Stockholder contained herein shall be the joint and several representations, warranties, covenants and agreements of the Company and the Stockholder.

           12.9.    Miscellaneous.

           The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of or interpretation of this Agreement. This Agreement, the License Agreement and the Consulting Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, applicable to contracts made and to be performed in New York. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The rights and obligations contained in this Agreement are solely for the benefit of the parties hereto and are not intended to benefit of or be enforceable by any other party, under the third party beneficiary doctrine of or otherwise.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                 ALLEGRO NEW MEDIA, INC.

                                 By: /s/Mark E. Leininger
                                     -------------------------------------------
                                        Mark E. Leininger
                                        Vice President & Chief Executive Officer


                                 BIZED, INC.

                                 By: /s/Clifford L. Schorer, Jr.
                                     -------------------------------------------
                                        Clifford L. Schorer, Jr.
                                        President

                             Exhibits and Schedules

Exhibits

                    A      -        License Agreement

                    B      -        Consulting Agreement

Schedules

                    2.2    -        Allocation of Purchase Price

                    4.4    -        Conduct of Business

                    4.6    -        Personal Property

                    4.7    -        Contracts

                    4.8    -        Intellectual Property

                    4.9    -        Customer and Supplier Relations

                    4.10   -        Litigation, Compliance




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